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                                                                   EXHIBIT 10.51

                               FIRST AMENDMENT TO

                         AGREEMENT REGARDING GUARANTEE


     THIS FIRST AMENDMENT to a certain Agreement Regarding Guarantee is made and entered into this 14th day of May, 1996, by and between McLeod, Inc. ("McLeod"), a Delaware corporation, and IES Investments Inc. ("Investments"), a Delaware corporation, and IES Diversified Inc. ("IES"), a Delaware corporation.

     WHEREAS, McLeod and IES entered into said Agreement Regarding Guarantee as of May 16, 1994 (the "Agreement"), pursuant to which McLeod granted certain options to Investments in order to induce IES to execute and deliver an unconditional guarantee of the Line of Credit obligation of McLeod to First National Bank of Chicago; and

     WHEREAS, the rights of Investments with respect to such options are set forth in a Nonqualified Stock Option Plan adopted by resolution of the Board on January 27, 1994 and approved by shareholders on February 23, 1994 (the "Stock Option Plan"), and are also specifically referred to in the Agreement; and

     WHEREAS, the Stock Option Plan has been amended to clarify the meaning of the term "calendar quarter" and the Agreement contains various references to "calendar quarter" and the McLeod and IES and Investments wish to clarify their original agreements and understandings as to the meaning of that term so that the Agreement conforms to the terms of the Stock Option Plan and their original intentions.

     NOW, THEREFORE, in further consideration of the covenants and agreements and undertakings reflected therein, the Agreement is amended, effective from its execution on May 16, 1994, as follows:

     1. All references to the term "calendar quarter" shall mean any one of the periods beginning May 17 of any calendar year and ending on the immediately succeeding August 16 of the same calendar year or beginning August 17 of any calendar year and ending on the immediately succeeding November 16 of the same calendar year or beginning November 17 of any calendar year and ending on the immediately following February 16 of the immediately following calendar year or beginning February 17 of any calendar year and ending on the immediately following May 16 of the same calendar year.
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     2.   Except as expressly provided above, and in all other respects, the
Agreement Regarding Guarantee entered into as of May 16, 1994, is approved, ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment to Agreement Regarding Guarantee on the date and year first above written.

                                 McLeod, Inc.


                                 By:   /s/  JAMES L. CRAM
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                                 IES Diversified Inc.


                                 By:   /s/  DENNIS B. VASS
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                                 IES Investments Inc.


                                 By:   /s/  DENNIS B. VASS
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